                                                           EXHIBIT 1-A(S)(6)(ii)

                               THIRD AMENDMENT TO

                             PARTICIPATION AGREEMENT

                                      Among

                        VARIABLE INSURANCE PRODUCTS FUND,

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                     KEMPER INVESTORS LIFE INSURANCE COMPANY


                  THIS THIRD AMENDMENT, made and entered into as of the 30th day of November, 1999, is made a part of the PARTICIPATION AGREEMENT made and entered into as of the 1st day of May, 1996 as previously amended by Amendment made and entered into as of the 1st day of May, 1998 and by Amendment made and entered into as of the 1st day of August, 1998 (hereinafter the "Agreement"), by and among KEMPER INVESTORS LIFE INSURANCE COMPANY (hereinafter the "Company"), an Illinois corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the VARIABLE INSURANCE PRODUCTS FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

                  WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

                  WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under the Agreement (each such series hereinafter referred to as a "Portfolio"); and

                  WHEREAS, the Company has registered certain variable life contracts under the 1933 Act; and

                  WHEREAS, the Company has organized a segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest



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assets attributable to the aforesaid variable life contracts, and has registered such Account as a unit investment trust under the 1940 Act; and

                  WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of the Account to fund certain of the aforesaid variable life contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

                  WHEREAS, the Company, the Fund and the Underwriter thereby desire to amend the Agreement to effect such changes;

                  NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter hereby agree as follows:

                  1. Schedule A (As amended August 1, 1998) Separate Accounts and Associated Contracts to the Agreement is hereby deleted in its entirety and replaced with the attached new Schedule A (As amended November 30, 1999) Separate Accounts and Associated Contracts.

                  2. Schedule C (As amended August 1, 1998) to the Agreement is hereby deleted in its entirety and replaced with the attached new Schedule C (As amended November 30, 1999).

                  3. Except as amended by this Third Amendment, all other provisions, conditions and terms of the Agreement shall continue in full force and effect.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Third Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first specified above.


                        KEMPER INVESTORS LIFE INSURANCE COMPANY


                        By: /s/ James E. Hohmann
                            ----------------------------------------------------
                            James E. Hohmann, Senior Vice President


                       [Signatures Continued on Next Page]



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                  VARIABLE INSURANCE PRODUCTS FUND


                  By:      /s/ Robert C. Pozen
                           -----------------------------------------------------
                           Robert C. Pozen, Senior Vice President


                  FIDELITY DISTRIBUTORS CORPORATION


                  By:      /s/ Kevin J. Kelly
                           -----------------------------------------------------
                           Kevin J. Kelly, Vice President



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

                                   Schedule A
                         (As amended November 30, 1999)

                   Separate Accounts and Associated Contracts

Name of Separate Account and                Policy Form Numbers of Contracts Funded
Date Established by Board of Directors      by Separate Account
--------------------------------------      -------------------
KILICO Variable Annuity Separate            Kemper Advantage III (Policy Form Series
Account (May 29, 1981)                      L-1000)

KILICO Variable Separate Account            Kemper Power V (Policy Form Series
(January 22, 1987)                          S-6003)

                                            Zurich Kemper LifeInvestors (Policy Form
                                            Series L-8521)

KILICO Variable Separate Account - 2        First Foundation VUL (Policy Form Series
(January 17, 1997)                          L-8161, L-8161CV, L-8162, L-8162CV)


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                                   SCHEDULE C
                         (As amended November 30, 1999)


Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

         Kemper Advantage III

Kemper Variable Series (formerly Investors Fund Series)

         Kemper Money Market Portfolio
         Kemper Total Return Portfolio
         Kemper High Yield Portfolio
         Kemper Growth Portfolio
         Kemper Government Securities Portfolio
         Kemper International Portfolio
         Kemper Small Cap Growth Portfolio
         Kemper Investment Grade Bond Portfolio
         Kemper Small Cap Value Portfolio
         Kemper Contrarian Value Portfolio (formerly Kemper Value Portfolio) Kemper Horizon 5 Portfolio
         Kemper Horizon 10+ Portfolio
         Kemper Horizon 20+ Portfolio
         Kemper Value+Growth Portfolio

Janus Aspen Series
         Aggressive Growth Portfolio
         Growth Portfolio
         Worldwide Growth Portfolio
         Balanced Portfolio

Lexington Natural Resources Trust

Lexington Emerging Markets Fund

Fidelity Insurance Products Fund II
         Asset Manager Portfolio
         Index 500 Portfolio
         Contrafund Portfolio

Scudder Variable Life Investment Fund
         Scudder VLIF Bond Portfolio
         Scudder VLIF Capital Growth Portfolio
         Scudder VLIF International Portfolio



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                                   SCHEDULE C
                         (As amended November 30, 1999)
                                   (Continued)


         Kemper Advantage III  (Cont'd)

The Dreyfus Socially Responsible Growth Fund, Inc.

J.P. Morgan Series Trust II
         J.P. Morgan Small Company Portfolio

The Alger American Fund
         Alger American Growth Portfolio
         Alger American Small Capitalization Portfolio

American Century Variable Portfolios, Inc.
         American Century VP Income & Growth Portfolio
         American Century VP Value Portfolio


         Kemper Power V

Kemper Variable Series (formerly Investors Fund Series)
         Kemper Money Market Portfolio
         Kemper Total Return Portfolio
         Kemper High Yield Portfolio
         Kemper Growth Portfolio
         Kemper Government Securities Portfolio
         Kemper International Portfolio
         Kemper Small Cap Growth Portfolio

American Skandia Trust
         AST Lord Abbett Growth and Income Portfolio
         AST JanCap Growth Portfolio
         AST T. Rowe Price International Equity Portfolio
         AST T. Rowe Price Asset Allocation Portfolio
         AST Janus Small-Cap Growth (formerly Founders Capital Appreciation)
          Portfolio
         AST INVESCO Equity Income Portfolio
         AST PIMCO Total Return Bond Portfolio
         AST PIMCO Limited Maturity Bond Portfolio
         AST Neuberger Berman Mid-Cap Growth Portfolio



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                                   SCHEDULE C
                         (As amended November 30, 1999)
                                   (Continued)


         Kemper Power V  (Cont'd)

Fidelity Variable Insurance Products Fund II
         Contrafund Portfolio
         Index 500 Portfolio

Fidelity Variable Insurance Products Fund III
         Growth Opportunities Portfolio

Scudder Variable Life Investment Fund
         International (B-Shares) Portfolio
         Growth and Income (B-Shares) Portfolio


         First Foundation VUL

Evergreen Variable Annuity Trust
         Evergreen VA Fund
         Evergreen VA Growth and Income Fund
         Evergreen VA Foundation Fund
         Evergreen VA Global Leaders Fund
         Evergreen VA Strategic Income Fund
         Evergreen VA Omega Fund (formerly Evergreen VA Aggressive Growth Fund) Evergreen VA Small Cap Value Fund (formerly Evergreen VA Small Cap
                  Equity Income Fund)
         Evergreen VA International Growth Fund
         Evergreen VA Masters Fund

Goldman Sachs Variable Insurance Trust
         Goldman Sachs International Equity Fund
         Goldman Sachs Global Income Fund

Morgan Stanley Dean Witter Universal Funds, Inc.
         Morgan Stanley High Yield Portfolio
         Morgan Stanley U.S. Real Estate Portfolio

Fidelity Variable Insurance Products Fund II
         Contrafund Portfolio
         Index 500 Portfolio



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                                   SCHEDULE C
                         (As amended November 30, 1999)
                                   (Continued)


         Zurich Kemper LifeInvestor

The Alger American Fund
         Alger American Balanced Portfolio
         Alger American Growth Portfolio
         Alger American Income & Growth Portfolio
         Alger American MidCap Growth Portfolio

The Dreyfus Socially Responsible Growth Fund, Inc.

Dreyfus Stock Index Fund

Dreyfus Variable Investment Fund
         Dreyfus Capital Appreciation Portfolio
         Dreyfus Small Cap Portfolio

Templeton Variable Products Series Fund
         Templeton Asset Allocation Fund
         Templeton Bond Fund
         Templeton Developing Markets Fund
         Templeton International Fund

Janus Aspen Series
         Aggressive Growth Portfolio
         Balanced Portfolio
         Flexible Income Portfolio
         Growth Portfolio
         International Growth Portfolio
         Worldwide Growth Portfolio

Scudder Variable Life Investment Fund
         Scudder VLIF Capital Growth Portfolio
         Scudder VLIF Growth and Income Portfolio
         Scudder VLIF International Portfolio

Kemper Variable Series (formerly Investors Fund Series)
         Kemper Government Securities Portfolio
         Kemper Investment Grade Bond Portfolio
         Kemper Money Market Portfolio



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                                   SCHEDULE C
                         (As amended November 30, 1999)
                                   (Continued)


         Zurich Kemper LifeInvestor  (Cont'd)

         Kemper Small Cap Growth Portfolio
         Kemper Total Return Portfolio
         Kemper Value+Growth Portfolio



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